EXHIBIT 10.25

The DIMIRAK Companies

DIMIRAK FINANCIAL CORP.

DIMIRAK SECURITIES CORP.

MARKETING AGREEMENT

This Marketing Agreement (the “Agreement”) dated as of August 1, 2009 between MILLER Energy Resources, Inc., (the “Offeror”) and The Dimirak Companies, an affiliate of DIMIRAK Financial Corp. and Dimirak Securities Corp. (collectively, “Dimirak”) relates to the Offeror hiring Dimirak, as marketing agent, to sell $20,000,000 of MER Income and $25,500,000 of MER Drilling offered by the Offeror (the “Offering”) pursuant to a private placement of securities (the “Private Placement”) under Regulation D of the Securities and Exchange Act of 1933, as amended using the Private Placement Memorandum (a “PPM”) attached hereto as Exhibit A.

IN CONSIDERATION of the mutual promises made in this Agreement and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Hiring. The Offeror hereby hires Dimirak on an exclusive basis as provided herein, to market and sell the Offering pursuant to the PPM. The final terms of the Offering will be negotiated between the Offeror and the purchasers of the Offering pursuant to a PPM. The Offeror hereby accepts such engagement on a “best efforts” basis upon the terms and conditions set forth in the Agreement. This Agreement shall not give rise to any commitment by Dimirak to purchase any of the Offering, Dimirak shall have no authority to bind the Offeror and this Agreement shall not be construed to create an agency relationship.

2.

Term. The term of this Agreement shall run from the date of this Agreement to the date when all of the Offering are sold, subject to the provisions set forth below in the section captioned Termination (the “Term”).

3.

Services to be Provided by Dimirak. In undertaking this assignment, Dimirak will provide the following services to the Offeror, subject to the provisions set forth below in the sections captioned Certain Agreements of the Offeror and Termination:

a)

Familiarize itself, to the extent it deems feasible and appropriate, with the historical and projected business, and financial performance of the Offeror. This may include engaging a third party evaluation company, with Offeror’s written consent, for which Offeror will reimburse Dimirak on demand the costs associated therewith. In addition, provided such expenditures are  mutually agreed upon by Offeror and Dimirak. Offeror shall also reimburse Dimirak within five business days of the request for pre-approved costs associated with obtaining financial reports, appraisals, credit reports, preparation of legal documentation and investigations, and the like. Dimirak confirms that it has completed its due diligence and satisfied itself with the requirements set-forth above.

b)

Formulate a strategy for sale of the Offering, including the identification of registered investment advisors, broker dealers, institutions, private lenders, that may have an interest in the Offering.

4.

Certain Agreements of the Offeror. The Offeror agrees that:

a)

It shall furnish to Dimirak the names of all parties with which the Offeror has had discussions or contacts (either 90 days before or during the Term) concerning the Offering;

b)

It shall make available to Dimirak all information concerning the business, assets, operations and financial condition of the Offeror and its principals, which Dimirak reasonably requests in connection with the performance of its services hereunder and shall notify Dimirak of any material adverse change, or development that may lead to a material adverse change, in the business, properties, operations

Miller Energy Resources, Inc.                                                                                                            Marketing Agreement

or financial condition or prospects of the Offeror. The Offeror shall also provide Dimirak with quarterly financial updates on the Offeror or more frequently as may reasonably be requested by Dimirak during the Term and shall inform Dimirak of any material events or developments concerning prospective material events that may come to the attention of the Offeror at any point during the Term. None of the information provided to Dimirak shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Dimirak will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to it by the Offeror;

c)

It shall have sole responsibility for the accuracy and completeness of any marketing/offering memorandum (or other descriptive material); the marketing/offering memorandum (or other descriptive material) will include all information required to be provided to purchasers of the Offering under applicable securities laws and regulations. Neither the marketing/offering memorandum nor any other documents or materials distributed to the interested parties shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

d)

It understands that this Agreement and the services set forth above in the section captioned Services to be provided by Dimirak in no way constitute a guarantee that the Offering will be successful. Management acknowledges that the Offeror is ultimately responsible for the successful completion of the Offering;

e)

It understands that Dimirak will be relying upon the same representations and  warranties and any opinions provided; and

f)

It shall be responsible to make all necessary notifications of and filings with all federal and state securities regulatory authorities required of it in connection with the Offering.

5.

Fees Payable by Offeror

a)

Retainer. Upon execution of this Agreement, the Offeror shall have no obligation to pay Dimirak a retainer fee.

b)

Consulting/Service fee. Upon execution of this Agreement, the Offeror shall have an obligation to pay Dimirak $5000 per month for any and all related due diligence, compliance, marketing, sales, distribution and administration.

c)

Back-end Fee. Upon execution of this Agreement, the Offeror shall have no obligation to pay Dimirak a Back-end fee.

d)

Marketing Fee. The Offeror shall pay Dimirak a Marketing Fee of two-percent (2.00%) of the Gross Proceeds raised from any investor in the Offering. The Offeror will pay Dimirak the Marketing Fee if the Offering is marketed by Dimirak and either during the Term or within 24 months following the Term (i) the Offering is consummated, or (ii) a definitive agreement or letter of intent or other evidence of commitment is entered into which subsequently results in a sale of an Offering. The Marketing Fee shall be paid to Dimirak at the initial closing and subsequent closings. (as per the MBD Agreement)

“Gross Proceeds” means the aggregate dollar amount of all cash and cash equivalents available for use by the Offeror at any time on or after the closing date of any portion of the Offering. Any portion of the Gross Proceeds which is deferred shall be included as part of the Gross Proceeds amount for purposes of calculating the Marketing Fee owed at closing by the Offeror to Dimirak hereunder. To the extent that payment to the Offeror of any portion of the Gross Proceeds is contingent upon the Offeror’s meeting future sales, operations, cash flow or other benchmarks, the Offeror will pay Dimirak the portion of its Marketing Fee related to the contingent portion of the Gross Proceeds promptly after each portion is paid to the Offeror.

Miller Energy Resources, Inc.                                                                                                            Marketing Agreement

It is anticipated that purchasers of the Offering approached in connection with this Offering may, following an initial purchase of an Offering, from time to time make additional purchases of the Offering. For purposes of clarification, the Offering shall cover, and the Marketing Fee shall be calculated with respect to all such purchases of Offering (i.e., both initial and any subsequent purchases) by any Offering purchasers during the Term or within 24 months following the Term.

e)

Termination Fee. In the event this Agreement is terminated pursuant to Section 8 herein and/or for any other reason, the Offeror shall have no obligation to pay Dimirak a termination fee.

6.

Wholesaling Fee. It is understood and agreed by the parties that the payment of a two-percent (2.00%) wholesaling fee by the Offeror to certain employees and consultants of the Offeror or of Dimirak will not violate the exclusivity provisions contained in Section 1. (as per the MBD Agreement)

7.

Expenses. It is agreed that any and all pre-approved expenses incurred by Dimirak in connection with the Offering are to be reimbursed by the Offeror.

8.

Termination. This Agreement may be terminated on either the Offeror’s or Dimirak’s written request with 30 days notice, provided that such termination shall not affect the exculpation, indemnification and contribution obligations of the Offeror or the right of Dimirak to receive any and all fees and expenses as described above and herein. It is expressly understood that neither Dimirak nor the Offeror shall have any continuing obligations or liability to one another under this Agreement upon termination hereof, except in respect of the matters specifically referenced in this section.

9.

Disclosure. The Offeror agrees that, except as require by applicable law or to Sponsors attorneys, employees and other consultants, advice to be provided by Dimirak under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of Dimirak, which approval may be withheld for any reason. Offeror warrants and agrees that the advice rendered by Dimirak does not constitute tax, legal or financial advice, and that the Offeror has retained and is relying on advice of outside counsel in connection with the Offering.

10.

Publicity. The Offeror and Dimirak acknowledge and agree that Dimirak may, upon consent of Offeror, which shall not be reasonably withheld, make public its involvement with the Offering.

11.

Complete Agreement. This Agreement incorporates the entire understanding of the parties with respect to the subject matter of this Agreement. The Offeror acknowledges and agrees that this Agreement and the services to be provided by Dimirak, as described above, in no way constitute a guarantee that any Private Placement will be successful.

12.

Non-circumvention. The Offeror agrees upon commencement of the sale of the Offering, the Offeror will not make, accept, negotiate or otherwise pursue any alternative offers for joint venture, opportunity fund development, or similar transaction with respect to all or any portion of the Offering.

13.

Indemnification. Recognizing that transactions of the type contemplated in this Agreement sometimes result in litigation and that Dimirak’s role is advisory, the Offeror agrees to indemnify and hold harmless Dimirak, its partners, employees, officers, directors, agents, affiliates and persons deemed to be in control of Dimirak within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”), from and against any claims, damages, expenses (including attorneys fees and legal costs) and liabilities, joint or several, related to or contemplated by the engagement of Dimirak hereunder. The Offeror also agrees that neither Dimirak nor any other Indemnified Party shall have any liability to the Offeror or its affiliates, partners, directors, agents, employees, controlling persons or security holders for any losses, claims or expenses related to or arising out of any matters, except as provided in this section. The Offeror will promptly reimburse any Indemnified Party of all expenses as reasonably incurred in connection with the investigation of, preparation for or defense of any indemnifiable pending or threatened claim related to or arising in any manner out of any matter contemplated by the engagement of Dimirak hereunder, or any action or proceeding arising therefrom. This provision shall survive the termination or expiration of this Agreement.

Miller Energy Resources, Inc.                                                                                                            Marketing Agreement

14.

Any written notice, statement, demand, consent, approval, authorization, offer, designation, request or other communication to be given hereunder shall be given to the party entitled thereto at its address set forth below, or at such other address as such party may provide to the other parties in writing from time to time, namely:

If to the Offeror:

3651 Baker Highway

Huntsville, Tennessee 37756

Tel: (423) 663-9457

Attention:  Scott Boruff

If to Dimirak:

310 Escondido Avenue

Vista, CA. 92084

Tel: (760) 806-8200

Attention: Phillip Rodriguez

Each such notice, statement, demand, consent, approval, authorization, offer, designation, request or other communication hereunder shall be deemed delivered to the party to whom it is addressed (a) if personally served or delivered, upon delivery, (b) if given by electronic communication, e.g. facsimile or telecopier, upon the sender’s receipt of an appropriate written acknowledgment, (c) if given by registered or certified mail, return receipt requested, deposited with the United States mail postage prepaid, 72 hours after such notice is deposited with the United States mail, (d) if given by overnight courier, with courier charges prepaid, 24 hours after delivery to said overnight courier, or (e) if given by any other means, upon delivery at the address specified in this Section.

15.

Execution in Counterparts.  This Agreement may be simultaneously executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

16.

California Law.  This Agreement shall be governed by and construed in accordance with the laws of the State.

17.

Article and Section Headings, Gender and References.  The singular form of any word used herein shall include the plural, and vice versa, unless the context otherwise requires.  The use herein of a pronoun of any gender shall include correlative words of the other genders.  The headings or titles of the several Articles and Sections hereof and the table of contents appended hereto shall be solely for convenience of reference and shall not affect the meaning, construction or effect hereof.  All references herein to “Articles,” “Sections,” subsections or clauses are to the corresponding Articles, Sections, subsections or clauses hereof, and the words “hereby,” “herein,” “hereof,” “hereto,” “herewith,” “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section, subsection or clause thereof.

[Signature page on the following page.]

Miller Energy Resources, Inc.                                                                                                            Marketing Agreement

The undersigned, by their duly authorized signatories, execute this Agreement as of the date first above mentioned.

The DIMIRAK Companies, for itself, for Dimirak Financial Corp. and Dimirak Securities Corp.		Miller Energy Resources, Inc.

By:	/s/ Phillip Rodriguez	By:	/s/ Scott Boruff
	Phillip Rodriguez, Manager and Authorized Signatory		Scott Boruff, President, CEO

[Signature page to Marketing Agreement between Dimirak and Miller Energy Resources, Inc.]

Miller Energy Resources, Inc.                                                                                                            Marketing Agreement

EXHIBIT A

Offering Memorandum

Miller Energy Resources, Inc.                                                                                                            Marketing Agreement